                                                                    EXHIBIT 12.1

                        HAYES WHEELS INTERNATIONAL, INC.
                      RATIOS OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

                                                                                                      PRO FORMA
                                                 YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                                                ENDED      ENDED      ENDED      ENDED      ENDED       ENDED
                                               JAN. 31,   JAN. 31,   JAN. 31,   JAN. 31,   JAN. 31,   JAN. 31,
                                                 1992       1993       1994       1995       1996       1996
                                               --------   --------   --------   --------   --------   ---------
                                                             (MILLIONS OF DOLLARS EXCEPT RATIOS)
Earnings:
  Earnings before taxes on income and
     minority interest.......................   $ (2.5)    $  7.8     $ 42.2     $ 49.9     $ 46.2     $ (27.4)
Interest expense:
  Bank borrowings and long-term debt.........     33.7       33.8       13.6       13.4       15.0        71.3
  Rentals (1)................................      0.5        0.5        1.0        2.0        2.6         3.5
                                               --------   --------   --------   --------   --------   ---------
                                                  34.2       34.3       14.6       15.4       17.6        74.8
Earnings before interest expense, taxes on
  income and minority interest...............   $ 31.7     $ 42.1     $ 56.8     $ 65.3     $ 63.8     $  47.4
                                                ======     ======     ======     ======     ======    ========
Fixed charges:
  Bank borrowings and long-term debt.........     33.7       33.8       13.6       13.4       15.0        71.3
  Rentals (1)................................      0.5        0.5        1.0        2.0        2.6         3.5
                                               --------   --------   --------   --------   --------   ---------
     Total fixed charges.....................   $ 34.2     $ 34.3     $ 14.6     $ 15.4     $ 17.6     $  74.8
                                                ======     ======     ======     ======     ======    ========
Ratio of earnings to fixed charges...........     0.93       1.23       3.89       4.24       3.63        0.63
                                                ======     ======     ======     ======     ======    ========
Coverage deficiency on fixed charges.........   $  2.5        N/A        N/A        N/A        N/A     $  27.4
                                                ======     ======     ======     ======     ======    ========

- -------------------------
(1) Estimated interest component of rent expense

                               MWC HOLDINGS, INC.
                      RATIOS OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

                                                         YEAR        YEAR        YEAR        YEAR        YEAR
                                                        ENDED       ENDED       ENDED       ENDED       ENDED
                                                       DEC. 31,    DEC. 31,    DEC. 31,    DEC. 31,    DEC. 31,
                                                         1991        1992        1993        1994        1995
                                                       --------    --------    --------    --------    --------
                                                                 (MILLIONS OF DOLLARS EXCEPT RATIOS)
Earnings:
  Earnings before taxes on income and minority
     interest.......................................    $ (1.7)     $  3.4      $ (1.4)     $(36.9)     $(48.0)
Interest expense:
  Bank borrowings and long-term debt................      18.8        17.2        17.0        17.3        18.0
  Capitalized interest..............................      (0.2)       (0.2)       (0.5)       (0.1)       (0.1)
  Preferred dividends of subsidiary.................       2.0         1.9         1.9         1.9         1.6
  Rentals (1).......................................       2.0         1.8         1.6         1.6         1.3
                                                         -----       -----       -----      ------      ------
                                                          22.6        20.7        20.0        20.7        20.8
Earnings before interest expense, taxes on income
  and minority interest.............................    $ 20.9      $ 24.1      $ 18.6      $(16.2)     $(27.2)
                                                         =====       =====       =====      ======      ======
Fixed charges:
  Bank borrowings and long-term debt................      18.8        17.2        17.0        17.3        18.0
  Preferred dividends of subsidiary.................       2.0         1.9         1.9         1.9         1.6
  Preferred dividends tax gross-up..................       0.7         0.6         0.6         0.6         0.5
  Rentals (1).......................................       2.0         1.8         1.6         1.6         1.3
                                                         -----       -----       -----      ------      ------
     Total fixed charges............................    $ 23.5      $ 21.5      $ 21.1      $ 21.4      $ 21.4
                                                         =====       =====       =====      ======      ======
Ratio of earnings to fixed charges..................      0.89        1.12        0.88       (0.76)      (1.27)
                                                         =====       =====       =====      ======      ======
Coverage deficiency on fixed charges................    $  1.7         N/A      $  1.4      $ 36.9      $ 48.0
                                                         =====       =====       =====      ======      ======

- -------------------------
(1) Estimated interest component of rent expense

                               MWC HOLDINGS, INC.
                      RATIOS OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

                                                                            QUARTER       QUARTER
                                                                             ENDED         ENDED
                                                                            MAR. 31,      MAR. 31,
                                                                              1995          1996
                                                                            --------      --------
                                                                             (MILLIONS OF DOLLARS
                                                                                EXCEPT RATIOS)
Earnings:
  Earnings before taxes on income and minority interest..................     $2.7         $ (4.2)
Interest expense:
  Bank borrowings and long-term debt.....................................      4.5            4.3
  Capitalized interest...................................................        0              0
  Preferred dividends of subsidiary......................................      0.5              0
  Rentals (1)............................................................      0.4            0.3
                                                                              ----           ----
                                                                               5.4            4.6
Earnings before interest expense, taxes on income and minority
  interest...............................................................     $8.1         $  0.4
                                                                              ====           ====
Fixed charges:
  Bank borrowings and long-term debt.....................................      4.5            4.3
  Preferred dividends of subsidiary......................................      0.5              0
  Preferred dividends tax gross-up.......................................      0.2              0
  Rentals (1)............................................................      0.4            0.3
                                                                              ----           ----
     Total fixed charges.................................................     $5.6         $  4.6
                                                                              ====           ====
Ratio of earnings to fixed charges.......................................     1.45           0.09
                                                                              ====           ====
Coverage deficiency on fixed charges.....................................      N/A         $  4.2
                                                                              ====           ====

- -------------------------
(1) Estimated interest component of rent expense